Exhibit 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

COMMON STOCK PURCHASE WARRANT

Original Issue Date: March 30, 2004	Number of Shares: **25,500**

OMTOOL, LTD.

1.             Issuance.  This Warrant is issued to Broadband Capital Management LLC by Omtool, Ltd., a Delaware corporation (hereinafter with its successors called the “Company”).

2.             Purchase Price; Number of Shares.  Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”) is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 8A Industrial Way, Salem, New Hampshire 03079, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company, at a price per share equal to Twelve Dollars ($12.00) (the “Purchase Price”), Twenty-five Thousand Five Hundred (25,500) fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”).  Until such time as this Warrant is exercised in full, expires or otherwise terminates, the Purchase Price and the Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.             Exercise Date.  Except as otherwise provided in this Section 3 or Section 10, this Warrant may only be exercised during the period commencing on October 1, 2004 (the “Exercise Date”) and ending on the Expiration Date (as defined in Section 7).

4.             Payment of Purchase Price.  (a) The Purchase Price may be paid by check or by wire transfer of immediately available funds.

(b)           Net Issue Election.  The holder hereof may elect to receive, without the payment by such holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the form of subscription at the end hereof duly executed by such holder, at the office of the Company.  Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)

  A

where     X =          the number of shares to be issued to such holder pursuant to this subsection 1.4.

Y =          the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this subsection 1.4.

A =         the fair market value (“FMV”) of one share of Common Stock, as determined in accordance with the provisions of this Section 4(b), as at the time the net issue election is made pursuant to this subsection 1.4.

B =          the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this subsection 1.4.

For the purposes of this Section 4(b), FMV shall be determined at the time of exercise and shall mean:  (A) if the Common Stock is then publicly traded, the average of the last sale price per share as reported by the Nasdaq National Market or the Nasdaq SmallCap Market (or on any other national securities exchange on which the Common Stock is traded) (or if the last reported sale price is not available for any such days, the average of the mean of the closing bid and ask prices for such days) for the ten (10) prior trading days or (B) if the Common Stock is not then publicly traded, the fair market value of one share of Common Stock shall be determined in good faith by the Board of Directors of the Company.  In the event the Common Stock is not publicly traded, the Board of Directors of the Company shall promptly respond in writing to an inquiry by the holder hereof as to the fair market value of one share of Common Stock for purpose of this Section 4(b).

5.             Partial Exercise.  This Warrant may be exercised in part, in which event the Holder shall be entitled to receive a new warrant, which shall have the same terms and shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

6.             Issuance Date.  The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

7.             Expiration Date.  Unless earlier terminated as provided in Section 10, this Warrant shall expire on the close of business on September 30, 2009 (the “Expiration Date”), and shall be void thereafter.

8.             Reserved Shares; Valid Issuance.  The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full.  The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.             Adjustment.  Each of the Purchase Price and the number of shares issuable on the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events, after the Original Issue Date.

(a)           Stock Splits, Stock Dividends, Combinations.  In the event that the Company shall after the Original Issue Date (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect.  The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this subsection 9(a).  The holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 9(a)) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this section 9(a)) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

(b)           No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger or conveyance) or any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or, until and only to the extent that this Warrant shall have been exercised, the shares purchasable hereunder.

10.           Adjustment for Reorganization, Consolidation, Merger, etc.

(a)           General.  In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock or other securities issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 9.

(b)           Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of this Warrant after the effective date of such dissolution pursuant to this Section 10 to the holder or a bank or trust company, as trustee for the holder or holders of the Warrants.

(c)           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 10, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

11.           Fractional Shares.  In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of Common Stock, then, in lieu thereof, the Company shall pay cash to the Holder equal to such fraction multiplied by the closing price per share of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable on the trading day period preceding the date of such exercise (or, if the Common Stock is not then so quoted, by the fair market value of one share of Common Stock as determined by the Company).

12.           Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder, except that Exhibit A may be amended, modified or waived only with the written consent of the Company and the holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants and entitled to registration rights under Exhibit A.

13.           Warrant Register; Transfers,Etc.

(a)           The Company will maintain a register containing the name and address of the registered Holder of this Warrant.  The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(b)           This Warrant is not transferable or assignable by the Holder, except, subject to and in compliance with applicable federal and state securities laws.

(c)           In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

14.           Representations and Covenants of the Holder.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

(a)           Investment Purpose.  This Warrant and the shares of Common Stock issuable upon exercise of this Warrant are being and will be acquired for investment and not with a view to or in connection with any distribution thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from such registration requirements.

(b)           Private Issue.  The Holder understands (i) that the shares of Common Stock issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 14.

(c)           Disposition of Holder’s Rights.  In no event will the Holder make a disposition of any of the shares of Common Stock issuable upon exercise of this Warrant except (i) pursuant to a registration under the Securities Act, or (ii) in compliance with Rule 144 under, or in compliance with another exemption from the registration requirements of, the Securities Act.  In connection with any disposition of any shares in compliance with Rule 144 or any other exemption from the registration requirements of the Securities Act, the Holder shall furnish the

Company with representation letters and an opinion of counsel, each reasonably satisfactory in form and substance to the Company and its counsel, to the effect that such exemption from the registration requirements of the Securities Act is available.  Notwithstanding the foregoing, the restrictions imposed upon the transferability of any the shares of Common Stock issuable upon the exercise of this Warrant do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) such securities shall have been sold without registration in compliance with Rule  144 under, or another exemption from the registration requirements of, the Securities Act.  Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company one or more new certificates for such shares of Common Stock not bearing any restrictive legend.

(d)           Financial Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e)           Risk of No Registration.  The Holder understands that if the Company does not register with the Securities and Exchange Commission (the “Commission”) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the Common Stock issuable upon the exercise of this Warrant under the Securities Act is not in effect when it desires to sell the Common Stock issuable upon exercise of this Warrant, it may be required to hold such securities for an indefinite period.  The Holder also understands that any sale of the shares of Common Stock issuable upon exercise of this Warrant which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(f)            Accredited Investor.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(g)           Permitted Designee.  Notwithstanding anything contained herein, the Company shall, upon written request of the original Holder to be delivered to the Company on or before April 15, 2004, permit the original Holder to transfer this Warrant in whole or in part to officers and employees of the original Holder (collectively, “Permitted Designees”) who shall thereafter be bound by the terms of this Warrant; provided, however, the Company shall not be required to issue such Warrants to any person who is not an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) or who has not executed and delivered an Investor Representation Letter and an Investor Questionnaire in form and substance reasonably satisfactory to the Company.

15.           Legends.

Each certificate representing shares of Common Stock issued upon exercise of this Warrant shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and may not be offered, sold, transferred, pledged or hypothecated unless and until such shares are registered under such Act and all such applicable laws, or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

16.           Governing Law.   The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

17.           Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors and permitted assigns.

18.           Business Days.  If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of New Hampshire, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

19.           Notice.  (a) All notices and other communications under this Warrant shall (i) be in writing (which shall include communications by telecopy), (ii) be (A) sent by registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, (B) sent by telecopier with receipt confirmed, or (C) delivered by hand, (iii) be given at the following respective addresses and telecopier numbers and to the attention of the following persons:

(i)	if to the Company, to it at:

Omtool, Ltd.
8A Industrial Way
Salem, NH 03079
	Attention:	Dan Coccoluto,
Chief Financial Officer
Telephone No.: (603) 898-8900
Telecopier No.: (603) 890-1986

with a copy to:

Testa, Hurwitz & Thibeault, LLP
125 High Street

Boston, MA 02110
Attention: John A. Meltaus, Esq.
Telephone No.: (617) 248-7000
Telecopier No.: (617) 248-7100

(ii)		if to the Holder, to it at:

Broadband Capital Management LLC
805 Third Avenue
New York, N.Y. 10022

	Attention:	Michael Rapp
Chairman
Telecopier No.: (212) 702-9830

with a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Mitchell C. Littman, Esq.
Telecopier No.: (212) 490-2990

or at such other address or telecopier number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other, and (iv) be effective or deemed delivered or furnished (A) if given by mail, on the fifth business day after such communication is deposited in the mail, addressed as above provided, (B) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section 20 and the appropriate answer back is received or receipt is confirmed or otherwise acknowledged, and (C) if given by hand delivery or by a nationally recognized overnight courier service, when left at the address of the addressee addressed as above provided.

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Dated: March 30, 2004	OMTOOL, LTD.

(Corporate Seal)	By:	/s/ Robert Voelk

Attest:	Title:	President

/s/ Daniel A. Coccoluto

Subscription

To:	Omtool, Ltd.
8A Industrial Way
Salem, NH 03079
Attention: Chief Financial Officer

Date:

The undersigned hereby subscribes for                shares of Common Stock covered by this Warrant.  The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

[HOLDER]

By:
Name:
Title:

Name for Registration

Mailing Address